EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 13, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Aug 2007 – Jul 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	3.1%	2.7%	-5.9%	-2.2%	2.3%	3.1%	2.3%	12.2%	-18.7%	0.2	0.3
B**	0.4%	3.1%	2.3%	-6.5%	-2.8%	1.6%	N/A	1.6%	12.2%	-20.4%	0.2	0.2
Legacy 1***	0.4%	3.2%	3.9%	-3.9%	-0.4%	N/A	N/A	-1.6%	11.1%	-14.8%	-0.1	-0.2
Legacy 2***	0.4%	3.2%	3.7%	-4.4%	-0.8%	N/A	N/A	-2.0%	11.1%	-15.2%	-0.1	-0.2
Global 1***	0.4%	3.2%	4.4%	-2.7%	-2.1%	N/A	N/A	-2.7%	10.6%	-14.6%	-0.2	-0.3
Global 2***	0.4%	3.2%	4.2%	-3.0%	-2.4%	N/A	N/A	-3.0%	10.6%	-15.4%	-0.2	-0.4
Global 3***	0.4%	3.2%	3.3%	-4.6%	-4.1%	N/A	N/A	-4.8%	10.6%	-19.7%	-0.4	-0.6

S&P 500 Total Return Index****	0.2%	-0.3%	9.1%	7.3%	13.5%	0.8%	6.2%	0.8%	19.2%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	1.3%	3.0%	7.3%	29.9%	14.4%	12.1%	8.9%	12.1%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	28%					28%
Energy	7%	Short	Crude Oil	2.5%	Short	7%	Short	Heating Oil	2.2%	Short
			Heating Oil	2.0%	Short			Crude Oil	2.0%	Short
Grains/Foods	11%	Long	Soybeans	2.9%	Long	11%	Long	Soybeans	2.8%	Long
			Wheat	1.8%	Long			Wheat	1.8%	Long
Metals	10%	Short	Aluminum	3.2%	Short	10%	Short	Aluminum	3.1%	Short
			Nickel	1.7%	Short			Nickel	1.7%	Short
FINANCIALS	72%					72%
Currencies	26%	Long $	Euro	4.3%	Short	26%	Long $	Euro	4.2%	Short
			Swiss Franc	2.7%	Short			Swiss Franc	2.9%	Short
Equities	22%	Long	S&P 500	8.0%	Long	22%	Long	S&P 500	8.1%	Long
			Dax Index	2.4%	Long			Dax Index	2.4%	Long
Fixed Income	24%	Long	U.S. 5-Year Treasury Notes	4.5%	Long	24%	Long	U.S. 5-Year Treasury Notes	4.5%	Long
			U.S. Treasury Bond	3.2%	Long			U.S. Treasury Bond	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets moved 3% higher in anticipation of reduced supplies after U.S. officials expanded sanctions on Iranian oil distribution.  Natural gas prices also moved higher, propelled by a continued heat wave in the U.S.  The energy sector’s move higher was supported by beliefs China may soon enact new quantitative easing measures, therefore increasing demand for industrial goods.

Grains/Foods
Grains prices continued their uptrend as ongoing dry, hot weather in the Midwest caused lower forecasts for crop yields.  In the foods markets, coffee and sugar prices rallied as excessive rain in South America weakened supplies.

Metals	Base metals markets generally rose, supported by a more optimistic outlook for industrial demand from China. Precious metals markets also posted gains, driven higher by weakness in the U.S. dollar.
Currencies
The Japanese yen finished stronger due to reports the Bank of Japan would not immediately move forward with any new stimulus programs.  The euro declined to a new two-year low against the dollar as investor sentiment questioned whether recently proposed plans to aid the Italian debt markets and Spanish banking system would be sufficient to quell the on-going crises.

Equities
European equity markets finished higher following a rally which was caused by speculation Chinese officials would soon propose a new stimulus program.  U.S. equity markets weakened, unable to overcome early-week declines which stemmed from news Spanish debt yields had topped 7%; this was viewed as a signal the Eurozone debt crisis could be worsening.  The Japanese Nikkei 225 dropped nearly 4% as the Bank of Japan decided to keep rates unchanged and dashed hopes of further monetary easing.

Fixed Income
U.S. Treasuries strengthened as investors sought safer assets because of concerns about the overall state of the global economy.  German Bund markets posted gains due to increased demand caused by fears surrounding the Spanish and Italian bond markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.